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        BlackRock Multi-State Municipal Series Trust (the "Registrant")
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                   BlackRock New Jersey Municipal Bond Fund
                  BlackRock Pennsylvania Municipal Bond Fund

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to sub-item 77Q1(a) of Form N-SAR, a copy of the Registrant's Establishment and Designation of Classes dated January 24, 2018 and filed with the Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston.

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                                                                EXHIBIT 77Q1(A)

                   Establishment and Designation of Classes
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                 BLACKROCK MULTI-STATE MUNICIPAL SERIES TRUST

                   BlackRock New Jersey Municipal Bond Fund
                BlackRock New York Municipal Opportunities Fund
                  BlackRock Pennsylvania Municipal Bond Fund

   Pursuant to that certain Establishment and Designation of Classes amended and restated as of September 29, 2006 (the "Prior Designation"), (A) the shares of beneficial interest, PAR VALUE $.10 per share, of BlackRock New Jersey Municipal Bond Fund and BlackRock Pennsylvania Municipal Bond Fund, each a series of BlackRock Multi-State Municipal Series Trust, a Massachusetts business trust (the "Trust"), were divided into eight classes of shares, and
(B) the shares of beneficial interest, par value $.10 per share, of BlackRock New York Municipal Opportunities Fund, also a series of the Trust, were divided into six classes of shares, in each case as named in the Prior Designation. The undersigned Secretary of the Trust does hereby certify that at a meeting of the Trustees held on November 14-15, 2017, a majority of the Trustees of the Trust, acting pursuant to Section 6.2 of the Declaration of Trust of the Trust, dated August 2, 1985, as amended (the "Declaration"), did establish one new class of Shares of each of the above-referenced series of the Trust (collectively, the "Funds"). The Prior Designation is amended and restated in its entirety with respect to the Funds to incorporate the new class. No changes to the special and relative rights of the existing classes of Shares are intended by this amendment and restatement.

    1. The new class of Shares of each Fund is designated "Class K Shares."

    2. The classes of Shares of each of BlackRock New Jersey Municipal Bond Fund and BlackRock Pennsylvania Municipal Bond Fund established and designated (each a "Class") are as follows:

       (a)Investor A Shares

       (b)Investor A1 Shares

       (c)Investor B Shares

       (d)Investor B1 Shares

       (e)Investor C Shares

       (f)Investor C1 Shares

       (g)Class K Shares

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       (h)Institutional Shares

       (i)Service Shares

    3. The classes of Shares of BlackRock New York Municipal Opportunities Fund established and designated (each a "Class") are as follows:

       (a)Investor A Shares

       (b)Investor A1 Shares

       (c)Investor B Shares

       (d)Investor C Shares

       (e)Investor C1 Shares

       (f)Class K Shares

       (g)Institutional Shares

    4. The Shares of each Class of a Fund shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

    5. The purchase price, the method of determination of net asset value, the price, terms and manner of redemption, and the relative dividend rights of holders of the Shares of each Class of a Fund shall be established by the Trustees of the Trust from time to time in accordance with the provisions of the Declaration of Trust and shall be set forth in the prospectus and statement of additional information of the Trust relating to such Class of a Fund contained in the Trust's most recent effective registration statement under the Securities Act of 1933, as amended, with respect to such Class of a Fund, as such prospectus and statement of additional information may be supplemented or modified from time to time.

    6. Shares of each Class of a Fund shall vote together as a single class except that shares of a Class may vote separately on matters affecting only that Class and shares of a Class not affected by a matter will not vote on that matter.

    7. A Class of a Fund may be terminated by the Trustees by written notice to the shareholders of the Class.

    8. This Establishment and Designation of Classes was effective on the 14th day of November, 2017.

    IN WITNESS WHEREOF, the undersigned has executed this instrument on behalf of the Trust as of the 24th day of January, 2018.

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                                             BLACKROCK MULTI-STATE MUNICIPAL
                                             SERIES TRUST

                                               /s/ Benjamin Archibald
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                                             By:  Benjamin Archibald
                                                  Secretary

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